Exhibit 99.3

SENSIENT TECHNOLOGIES CORPORATION
2007 STOCK PLAN

(as amended and restated effective April 24, 2008)
(as further amended and restated as of December 8, 2011)

Section 1               Establishment, Purpose and Amendment and Restatement of Plan.

1.1           Establishment.  Sensient Technologies Corporation, a Wisconsin corporation (the “Company”), previously established the “SENSIENT TECHNOLOGIES CORPORATION 2007 RESTRICTED STOCK PLAN” (the “Plan”) for officers and key employees.

1.2           Purpose.  The purpose of this Plan is to advance the interests of the Company by encouraging and providing for the acquisition of an equity interest in the Company by its officers and key employees, and by enabling the Company to attract and retain the services of officers and key employees upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

1.3           Effective Date; Amendment and Restatement.  This Plan became effective on April 26, 2007 (the “Effective Date”), the date on which the Plan was approved by the shareholders of the Company.  On April 24, 2008, the Plan was amended and restated to permit the grant of restricted stock units, in addition to restricted stock. On December 8, 2011, the Plan was further amended and restated, subject to shareholder approval, to increase the number of shares available for issuance under the Plan, to permit the grant of stock options and stock appreciation rights, to rename the Plan the “SENSIENT TECHNOLOGIES CORPORATION 2007 STOCK PLAN” and to make certain other changes.

Section 2               Definitions.

2.1           Definitions.  Capitalized terms used herein without definition shall have the respective meanings set forth below:

(a)	“Award” means any Restricted Stock, Restricted Stock Unit, Option or Stock Appreciation Right grant, or any other benefit conferred under the terms hereof.

(b)	“Board” means the Board of Directors of the Company.

(c)	“Code” means the Internal Revenue Code of 1986, as amended.

(d)	“Committee” means the Compensation and Development Committee of the Board.

(e)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(f)
“Fair Market Value” means, as of any date of determination, the closing price of a share of Stock on the New York Stock Exchange (or on such other recognized market or quotation system on which the trading prices of Stock are traded or quoted at the relevant time) as reported on the composite list used by The Wall Street Journal for reporting stock prices, or if no such sale shall have been made on that day, on the last preceding day on which there was such a sale.

(g)
“Option” means the right to purchase shares of Stock at a stated price pursuant to Section 9 hereof.  “Options” may either be “incentive stock options” which meet the requirements of Code section 422, or “nonqualified stock options” which do not meet the requirements of Code Section 422.

(h)	“Participant” means any individual designated by the Committee to participate in this Plan.

(i)
“Performance Goals” means one or more of the following criteria, as determined by the Committee: (i) earnings per share; (ii) return on equity; (iii) return on invested capital; (iv) return on assets; (v) revenue growth; (vi) earnings before interest, taxes, depreciation and amortization; (vii) earnings before interest, taxes and amortization; (viii) operating income; (ix) pre- or after-tax income; (x) cash flow; (xi) cash flow per share; (xii) net earnings; (xiii) economic value added (or an equivalent metric); (xiv) share price performance; (xv) total shareholder return; (xvi) improvement in or attainment of expense levels; (xvii) improvement in or attainment of working capital levels; (xviii) debt reduction; or (xix) strategic and leadership goals (provided, however, that strategic and leadership goals must be (a) able to be objectively determined for each participant such that an award based in whole or part on strategic and leadership goals would not fail to qualify as “qualified performance based compensation” under Treas. Reg. 1.162-27(e) promulgated under Section 162(m) of the Code, or (b) such goals are used solely by the Committee for the purposes of exercising its negative discretion).

(j)	“Period of Restriction” means the period during which an Award is forfeitable pursuant to Section 7 or Section 8 hereof.

(k)	“Restricted Stock” means Stock granted to a Participant pursuant to Section 7 hereof.

(l)	“Restricted Stock Unit” means a restricted stock unit granted to a Participant pursuant to Section 8 hereof.

(m)	“Stock” means the Common Stock of the Company, par value of $0.10.

(n)	“Stock Appreciation Right” or "SAR" means the right to receive a benefit that is based upon the appreciation in the value of Stock pursuant to Section 10 hereof.

2.2           Gender and Number.  Except when otherwise indicated by the context, words in the masculine gender when used in this Plan shall include the feminine gender, the singular shall include the plural and the plural shall include the singular.

Section 3               Eligibility and Participation.

Participants in this Plan shall be selected by the Committee from among those officers and key employees of the Company and its subsidiaries, including subsidiaries which become such after adoption hereof, who are recommended for participation by the Company’s Chief Executive Officer and who, in the opinion of the Committee, are in a position to contribute materially to the Company’s continued growth and development and to its long-term financial success. The Committee’s designation of any person to receive an Award shall not require the Committee to designate such person to receive an Award at any subsequent time.

Section 4                Administration.

4.1           Administration.  This Plan shall be administered by the Committee.

4.2           Powers and Authority of the Committee.  The Committee, by majority action thereof, shall have complete and sole authority to:

(a)	designate officers and key employees to receive Awards;

(b)	determine the type of Awards to be granted to Participants;

(c)	determine the number of shares of Stock to be covered by Awards granted to Participants;

(d)
determine the terms and conditions of any Award granted to any Participant (which may, in the discretion of the Committee, differ from Participant to Participant), including, without limitation, provisions relating to the vesting of Awards over a period of time, upon the attainment of specified Performance Goals, or otherwise;

(e)	interpret this Plan and apply its provisions, and prescribe, amend and rescind rules, regulations, procedures, and forms relating to this Plan;

(f)	authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of this Plan;

(g)
amend any outstanding agreement relating to any Award, subject to applicable legal restrictions, Section 4.3 below and, to the extent such amendment may adversely affect the Participant who entered into such agreement, the consent of such Participant;

(h)	prescribe the consideration for the grant of each Award hereunder and determine the sufficiency of such consideration; and

(i)
make all other determinations and take all other actions deemed necessary or advisable for the administration hereof and provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company and its affiliates in connection herewith; but only to the extent that any of the foregoing are not contrary to the express provisions hereof. Determinations, interpretations or other actions made or taken by the Committee pursuant to the provisions hereof shall be final, binding and conclusive for all purposes and upon all persons. The Committee’s decisions need not be uniform and may be made selectively among Participants, whether or not they are similarly situated.

4.3           Repricing, Replacements and Buyouts Prohibited.   Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 5.3, neither the Committee nor any other person, directly or indirectly, may decrease the exercise price for any outstanding Option or SAR granted under this Plan after the date of grant nor allow a Participant to surrender an outstanding Option or SAR granted under this Plan to the Company in exchange for cash, other Awards or an Option or SAR with an exercise price that is less than the exercise price of the original Option or SAR.

4.4           Composition of the Committee.  The Committee shall consist of not less than two directors. Each member of the Committee shall be a “nonemployee director” (within the meaning of Rule 16b-3 under the Exchange Act); provided, however, that in the event any Committee member is not a "nonemployee director," then the Committee shall, with respect to any Award to be made to any Participant who is subject to Section 16 of the Exchange Act (“Section 16 Participant”), delegate its functions with respect to such Award to a subcommittee (of not less than two directors) which consists exclusively of members who are "nonemployee directors." Further, the Committee may delegate to one or more senior officers of the Company any or all of the authority and responsibility of the Committee with respect to this Plan, other than with respect to Section 16 Participants. A majority of the members of the Committee (or subcommittee, as the case may be) shall constitute a quorum and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members.

Section 5               Stock Subject to Plan.

5.1           Number.  The total number of shares of Stock reserved and available for issuance under this Plan shall be 1,850,000.  The total number of shares of Stock that may be issued on or after December 8, 2011 pursuant to incentive stock options shall not exceed a maximum of 350,000 shares. The number of shares of Stock reserved and available for issuance hereunder shall be subject to adjustment upon occurrence of any of the events indicated in Subsection 5.3 hereof. No Participant may be granted Awards under this Plan with respect to more than 250,000 shares of Stock (subject to adjustment) during any calendar year. The shares to be issued under this Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock, not reserved for any other purpose.

5.2           Unused Stock.  In the event any shares of Stock that are subject to an Award cease to be subject to such Award (whether due to expiration, cancellation, termination, forfeiture, or otherwise) with such Stock being forfeited back to the Company, then the shares of Stock subject to such Award shall again become available for future Awards hereunder.  Notwithstanding the foregoing, shares subject to an Award shall not again be made available for issuance under the Plan if such shares are:  (a) shares delivered to or withheld by the Company to pay the exercise price of an Award; (b) shares delivered to or withheld by the Company to pay the withholding taxes related to an Award; or (c) purchased in the open market with option proceeds.

5.3           Adjustment in Capitalization.  In the event of any change in the outstanding shares of Stock that occurs by reason of a Stock dividend or split, recapitalization, merger, consolidation, combination, spin-off, split-up, exchange of shares or other similar corporate change such that an adjustment is required to preserve, or to prevent enlargement of, the benefits or potential benefits made available under this Plan, then the aggregate number and type of equity authorized for issuance hereunder as well as the number, type and/or exercise price of equity subject to each outstanding Award shall be appropriately adjusted by the Committee, whose determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share. In such event, the Committee shall also make appropriate adjustments in the number of shares of Stock authorized for issuance hereunder and make such other adjustments as it deems necessary or appropriate so as to preserve, or to prevent enlargement of, the benefits or potential benefits made available under this Plan.

Section 6               Duration of Plan.

This Plan shall remain in effect, subject to the Board’s right to earlier terminate this Plan pursuant to Section 14 hereof, until all shares of Stock subject to it shall have been purchased or acquired pursuant to the provisions hereof. Notwithstanding the foregoing, no Award may be granted hereunder on or after the tenth (10th) anniversary of the Effective Date.

Section 7               Restricted Stock.

7.1           Grant of Restricted Stock.  Subject to the provisions of Sections 5 and 6 hereof, the Committee, at any time and from time to time, may grant shares of Restricted Stock hereunder to such Participants and in such amounts as it shall determine. Each grant of Restricted Stock shall be evidenced by a written agreement (“Restricted Stock Agreement”).

7.2           Other Restrictions.  The Committee shall, in the terms and conditions of the Restricted Stock Agreement, impose such restrictions on any shares of Restricted Stock granted pursuant to this Plan as it may deem advisable (including, without limitation, restrictions under applicable Federal or state securities laws), and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions. The restrictions may be based upon the attainment of Performance Goals so that the Award qualifies as “performance-based compensation” within the meaning of Section 162(m) of the Code.  The Committee may also base the restrictions upon such other conditions, restrictions and contingencies as the Committee may determine.  An award of Restricted Stock that requires the achievement of Performance Goals must have a Period of Restriction of at least three years, and an award of Restricted Stock that is not subject to Performance Goals must have a Period of Restriction of at least five years. Notwithstanding the foregoing, the Committee may provide that the restrictions imposed on a Restricted Stock Grant may be deemed satisfied or achieved for a Participant who dies, becomes disabled or who has attained age 65.

7.3           Registration.  Any Restricted Stock granted hereunder to a Participant may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock granted hereunder to a Participant, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend (as determined by the Committee) referring to the terms, conditions and restrictions applicable to such Restricted Stock. In the event such Restricted Stock is issued in book-entry form, the depository and the Company’s transfer agent shall be provided with notice referring to the terms, conditions and restrictions applicable to such Restricted Stock, together with such stop-transfer instructions as the Committee deems appropriate.

7.4           Forfeiture.  Except as otherwise determined by the Committee, upon termination of employment of a Participant due to death, disability, or for any other reason, during the applicable Period of Restriction, all shares of Restricted Stock still subject to restriction under the terms of the Restricted Stock Agreement shall be immediately and automatically forfeited to the Company.

7.5           Voting Rights.  During the Period of Restriction, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares.

7.6           Dividends and Other Distributions.  During the Period of Restriction, Participants holding shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those shares while they are so held (but only for Restricted Stock that is not subject to Performance Goals). If any such dividends or distributions are paid in shares of Stock, the shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

7.7           Nontransferability of Restricted Stock.  No shares of Restricted Stock granted hereunder may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, until the termination of the applicable Period of Restriction. All rights with respect to the Restricted Stock granted to a Participant hereunder shall be exercisable during his lifetime only by such Participant.

Section 8               Restricted Stock Units.

8.1           Grant of Restricted Stock Units.  Subject to the provisions of Sections 5 and 6 hereof, the Committee, at any time and from time to time, may grant Restricted Stock Units to such Participants and in such amounts as it shall determine. An Award of Restricted Stock Units shall entitle the Participant to receive shares of Stock at such future time and upon such terms and conditions as specified by the Committee in the agreement evidencing such Award (the “Restricted Stock Unit Agreement”).

8.2           Other Restrictions.  The Committee shall, in the terms and conditions of the Restricted Stock Unit Agreement, impose such restrictions on any Restricted Stock Units granted pursuant to this Plan as it may deem advisable (including, without limitation, restrictions under applicable Federal or state securities laws). The restrictions may be based upon the attainment of Performance Goals so that the Award qualifies as “performance-based compensation” within the meaning of Section 162(m) of the Code.  The Committee may also base the restrictions upon such other conditions, restrictions and contingencies as the Committee may determine.  An award of Restricted Stock Units that requires the achievement of Performance Goals must have a Period of Restriction of at least three years, and an award of Restricted Stock Units that is not subject to Performance Goals must have a Period of Restriction of at least five years. Notwithstanding the foregoing, the Committee may provide that the restrictions imposed on a Restricted Stock Unit Grant may be deemed satisfied or achieved for a Participant who dies, becomes disabled or who has attained age 65.

8.3           Voting, Dividend & Other Rights. Participants granted Restricted Stock Units shall not be entitled to vote or to receive dividends until they become owners of the shares of Stock pursuant to their Restricted Stock Unit Agreements.

8.4           Forfeiture.  Except as otherwise determined by the Committee, upon termination of employment of a Participant due to death, disability, or for any other reason, during the applicable Period of Restriction, all Restricted Stock Units still subject to restriction under the terms of the Restricted Stock Unit Agreement shall be immediately and automatically forfeited to the Company.

8.5           Nontransferability of Restricted Stock Units.  Except as otherwise provided in a Participant's Restricted Stock Unit Agreement, no Restricted Stock Units granted hereunder may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, until the termination of the applicable Period of Restriction.

Section 9               Options.

9.1           Grant of Options.  Subject to the provisions of Sections 5 and 6 hereof, the Committee, at any time and from time to time, may grant Options hereunder to such Participants and in such amounts as it shall determine. The Committee shall specify whether an Option is an incentive stock option or a nonqualified stock option.  Each Option grant shall be evidenced by a written agreement (the “Option Agreement”).

9.2           Exercise Price.   For each Option, the Committee will establish the exercise price, which may not be less than the Fair Market Value of the shares of Stock subject to the Option as determined on the date of grant.

9.3           Terms and Conditions of Options.   The Committee shall, in the terms and conditions of the Option Agreement, impose such restrictions on any Option granted pursuant to this Plan as it may deem advisable (including, without limitation, restrictions under applicable Federal or state securities laws), except that the Option must terminate no later than 10 years after the date of grant and the terms of any incentive stock option shall comply with the provisions of Code Section 422.  Option restrictions may be based upon the attainment of Performance Goals or such other conditions, restrictions and contingencies as the Committee may determine.  An Option grant that requires the achievement of Performance Goals must have a restriction period of at least three years, and an Option grant that is not subject to Performance Goals must have a restriction period of at least five years. Notwithstanding the foregoing, the Option may provide for accelerated vesting for a Participant who dies, becomes disabled or who retires after attaining age 65.

9.4           Forfeiture.  Except as otherwise determined by the Committee, upon termination of employment of a Participant due to death, disability, or for any other reason, prior to vesting, the unvested portion of the Option grant shall be immediately and automatically forfeited to the Company.

9.5           Nontransferability of Options.  Except as otherwise provided in a Participant's Option Agreement, no Options granted hereunder may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, prior to exercise.

Section 10             Stock Appreciation Rights (SARs).

10.1          Grant of SARs.  Subject to the provisions of Sections 5 and 6 hereof, the Committee, at any time and from time to time, may grant SARs hereunder to such Participants and in such amounts as it shall determine. Each SAR grant shall be evidenced by a written agreement (the “SAR Agreement”).

10.2          Exercise Price.   For each SAR, the Committee will establish the exercise price, which may not be less than the Fair Market Value of the shares of Stock subject to the SAR as determined on the date of grant.

10.3          Terms and Conditions of SARs.   The Committee shall, in the terms and conditions of the SAR Agreement, impose such restrictions on any SAR granted pursuant to this Plan as it may deem advisable (including, without limitation, restrictions under applicable Federal or state securities laws), except that the SAR must terminate no later than 10 years after the date of grant.  SAR restrictions may be based upon the attainment of Performance Goals or such other conditions, restrictions and contingencies as the Committee may determine. SAR restrictions may be based upon the attainment of Performance Goals or such other conditions, restrictions and contingencies as the Committee may determine. An SAR grant that requires the achievement of Performance Goals must have a restriction period of at least three years, and an SAR grant that is not subject to Performance Goals must have a restriction period of at least five years. Notwithstanding the foregoing, the SAR may provide for accelerated vesting for a Participant who dies, becomes disabled or who retires after attaining age 65. The Committee may determine to pay SARs in cash, in shares of Stock (stock-settled SARs), or in a combination of cash and shares. Only shares of Stock issued pursuant to the exercise of stock-settled SARs shall be counted against the limit provided in Section 5.1 of the Plan.

10.4          Forfeiture.  Except as otherwise determined by the Committee, upon termination of employment of a Participant due to death, disability, or for any other reason, prior to vesting, the unvested portion of the SAR grant shall be immediately and automatically forfeited to the Company.

10.5          Nontransferability of SARs.  Except as otherwise provided in a Participant's SAR Agreement, no SARs granted hereunder may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, prior to exercise.

Section 11             Beneficiary Designation.

Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit hereunder is to be paid in case of his death before he receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to his estate.

Section 12             Rights of Employees.

Nothing in this Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time nor confer upon any Participant any right to continue in the employment of the Company.

Section 13             Change of Control.

13.1         In the event of a “Change of Control” (as hereinafter defined):

(a)
Restricted Stock that is not then vested shall vest upon the date of the Change of Control and each holder of such Restricted Stock shall have the right, exercisable by written notice to the Company within sixty (60) days after the Change of Control, to receive, in exchange for the surrender of such Restricted Stock, an amount of cash equal to the highest of (i) the Fair Market Value of such Restricted Stock on the date of surrender; (ii) the highest price per share of Stock paid in the transaction giving rise to the Change of Control multiplied by the number of shares of Restricted Stock surrendered; or (iii) the Fair Market Value of such Restricted Stock on the effective date of the Change of Control;

(b)
Restricted Stock Units that are not then vested shall vest upon the date of the Change of Control and each holder of such Restricted Stock Units shall have the right, exercisable by written notice to the Company within sixty (60) days after the Change of Control, to receive, in exchange for the surrender of the shares of Stock subject to the Restricted Stock Units, an amount of cash equal to the highest of (i) the Fair Market Value of the Stock covered by the Restricted Stock Units on the date of surrender; (ii) the highest price per share of Stock paid in the transaction giving rise to the Change of Control multiplied by the number of shares of Stock covered by the Restricted Stock Units surrendered; or (iii) the Fair Market Value of the Stock covered by the Restricted Stock Units on the effective date of the Change of Control; and

(c)	all outstanding Options and SARs shall vest automatically.

13.2         A “Change of Control” of the Company means:

(a)
the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section; or

(b)
individuals who, as of October 12, 2006, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to October 12, 2006, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c)
consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such business combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or of such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board, providing for such Business Combination; or

(d)	approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Section 14             Amendment, Modification and Termination of Plan.

14.1         Amendments and Termination.  The Board may at any time amend, alter, suspend, discontinue or terminate this Plan; provided, however, that stockholder approval of any amendment of this Plan shall be obtained if otherwise required by (a) the Code or any rules promulgated thereunder, or (b) the listing requirements of the principal securities exchange or market on which the Stock is then traded (including in order to maintain the listing or quotation of the Stock thereon). An amendment or termination of this Plan shall not adversely affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards shall continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

14.2         Waiver of Conditions.  The Committee may, in whole or in part, waive any conditions or other restrictions with respect to any Award granted hereunder.

Section 15             Taxes.

The Company shall be entitled to withhold the amount of any tax attributable to any amount payable or shares of Stock deliverable under this Plan after giving the person entitled to receive such amount or shares of Stock notice as far in advance as practicable, and the Company may defer making any such payment or delivery if any such tax may be pending unless and until indemnified to its satisfaction. A Participant may by written election, elect to pay all or a portion of the federal, state and local withholding taxes arising in connection with the lapse of restrictions on an Award or the exercise of an Award, by electing to (a) have the Company withhold shares of Stock received in connection with such benefit provided, however, that the amount to be withheld shall not exceed the Company’s minimum statutory federal, state and local tax withholding obligations for the Participant (“Minimum Obligations”) associated with the transaction, (b) have the Company withhold up to 50% of the shares of Stock received in connection with such benefit provided that the Participant can demonstrate that the Participant holds previously owned shares of Stock (“Previous Shares”) equal to the difference between the amount withheld and the Minimum Obligations and that the Previous Shares have been held for a minimum of six months and the Participant agrees to hold the Previous Shares for at least six months from the date of the election, (c) deliver up to 50% of other previously owned shares of Stock, having a Fair Market Value equal to the amount to be withheld provided that the shares have been held by the Participant for a minimum of six months, or (d) pay the withholding amount in cash.  The written election must be made on or before the date as of which the amount of tax to be withheld is determined. The Fair Market Value of fractional shares of Stock remaining after payment of the withholding taxes shall be paid to the Participant in cash.

Section 16             Indemnification.

Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 17             Miscellaneous.

Any Award may also be subject to other provisions (whether or not applicable to any Award made to any other Participant) as the Committee determines appropriate, including, without limitation, provisions for:

(a)	restrictions on resale or other disposition of financed shares; and

(b)	compliance with federal or state securities laws and stock exchange or market requirements.

Section 18             Requirements of Law.

18.1         Requirements of Law.  The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan, shall be subject to all applicable foreign, Federal and State laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required, and to any rules or regulations of any exchange on which the Stock is listed. The Company, in its discretion, may postpone the granting and exercising of Awards, the issuance or delivery of Stock under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Stock or other required action under any foreign, Federal or State law, rule, or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Stock in violation of any such laws, rules, or regulations; and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards, and neither the Company nor its directors or officers shall have any obligation or liability to the Participant with respect to any Award (or Stock issuable thereunder) that shall lapse because of such postponement.

18.2         Governing Law.  This Plan, and all agreements hereunder, shall be construed in accordance with and governed by the internal laws of the State of Wisconsin.

Section 19             No Limitation on Compensation; No Impact on Benefits.

Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner that is not expressly authorized under the Plan. Except as may otherwise be specifically stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating a Participant’s right under any such plan, policy or program. No person shall have a right to be selected as a Participant, or, having been so selected, to receive any future Awards.

Section 20             No Constraint on Corporate Action.

Nothing in this Plan shall be construed (a) to limit, impair or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets or (b) to limit the right or power of the Company, or any of its affiliates to take any action which such entity deems to be necessary or appropriate.

Section 21             Stockholder Rights.

21.1         Voting.  A Participant shall have no rights to vote any shares of Stock covered by an Award until he or she shall have become the holder of record of such share(s).

21.2         Dividends.  Except as provided by Section 5.3 with respect to stock dividends, (a) a Participant shall have no rights to any dividends on Restricted Stock Units, Options or Stock Appreciation Rights until he or she shall have become the holder of record of the share(s) covered by such Award, and (b) a Participant receiving an award of Restricted Stock that requires the achievement of Performance Goals may have dividends accrue on the Restricted Stock , but such dividends shall not be paid to the Participant unless and to the extent that such Performance Goals have been achieved.

Section 22             Blue-Pencil.

If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

Section 23             Unfunded Plan.

This Plan is an unfunded Plan and participants in the Plan shall have the status of unsecured creditors of the Company with respect to the Plan.

Section 24             Headings and Captions.

The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.